Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Farmland Partners Inc. Registration Statements on Form S-3 (No. 333-266792, 333-255092, No. 333-254834, No. 333-224385, No. 333-224384. No. 333-203799, and No. 333-203798) and on Form S-8 (No. 333-195268, No. 333-203874, No. 333-217669 and No. 333-255962) of our report dated February 29, 2024, relating to the December 31, 2023, and 2022 consolidated financial statements and the financial statement schedule, which appears in Farmland Partners Inc. Annual Report on Form 10-K as of December 31, 2023.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 29, 2024